As filed with the Securities and Exchange Commission on May 11, 2005

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0439579
(State of incorporation)	(I.R.S. Employer Identification No.)

383 COLOROW DRIVE

SALT LAKE CITY, UTAH 84108-1256

(801) 583-4939

(Address and telephone number of registrant’s principal executive offices and principal place of business)

1998 STOCK OPTION PLAN

(Full Title of the Plans)

KEVIN ONTIVEROS, ESQ.

ASSISTANT GENERAL COUNSEL

383 COLOROW DRIVE

SALT LAKE CITY, UTAH 84108-1256

(801) 583-4939

(Name, Address and telephone number of agent for service)

Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Par Value $0.001	5,500,000	$13.09(1)	$71,995,000(1)	$8,474

(1)	The offering price per share was estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of Regulation C. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the $13.09 average of the high and low prices of the Registrant’s common stock on May 10, 2005 as reported on the NASDAQ National Market.

REGISTRATION OF ADDITIONAL SECURITIES

In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the aggregate number of additional shares that are issuable pursuant to the Registrant’s 1998 Stock Option Plan, over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of common stock of the Registrant.

Reference is made to the Registrant’s Registration Statement on Form S-8 filed January 7, 2000, SEC File Number 333-94269, with respect to shares of common stock registered under the Registrant’s 1998 Stock Option Plan. The contents of such Registration Statement are hereby incorporated by reference in their entirety.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Counsel

23.1	Consent of Independent Auditors

23.2	Consent of Counsel (Included in Exhibit 5.1 Opinion of Counsel)

24.1	Power of Attorney (contained on signature page)

99.1	1998 Stock Option Plan

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have authorized this registration statement to be signed on our behalf by the undersigned, in the City of Salt Lake City, County of Salt Lake, State of Utah, on May 11, 2005.

NPS PHARMACEUTICALS, INC.
A Delaware Corporation

By:	/s/ KEVIN J. ONTIVEROS
Kevin J. Ontiveros
Its:	Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevin J. Ontiveros and Hunter Jackson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ HUNTER JACKSON	Chief Executive Officer	May 11, 2005
Hunter Jackson	& Chairman of the Board (Principal Executive Officer)

/s/ GERARD J. MICHEL	Vice President Corporate Development	May 11, 2005
Gerard J. Michel	& Chief Financial Officer (Principal Financial & Accounting Officer)

/s/ SANTO J. COSTA	Director	May 11, 2005
Santo J. Costa

/s/ JOHN R. EVANS	Director	May 11, 2005
John R. Evans

/s/ JAMES G. GRONINGER	Director	May 11, 2005
James G. Groninger

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/s/ JOSEPH KLEIN, III	Director	May 11, 2005
Joseph Klein, III

/s/ DONALD E. KUHLA	Director	May 11, 2005
Donald E. Kuhla

/s/ THOMAS N. PARKS	Director	May 11, 2005
Thomas N. Parks

/s/ CALVIN STILLER	Director	May 11, 2005
Calvin Stiller

/s/ PETER G. TOMBROS	Director	May 11, 2005
Peter G. Tombros

/s/ MICHAEL BONNEY	Director	May 11, 2005
Michael Bonney

/s/ RACHEL SELISKER	Director	May 11, 2005
Rachel Selisker